UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

Blackstone Secured Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

(212) 503-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BXSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2024, Blackstone Secured Lending Fund (the “Company”) and BGSL Breckenridge Funding LLC (“Breckenridge Funding”), a wholly-owned subsidiary of the Company, entered into the Tenth Amendment (the “Tenth Amendment”) to the Revolving Credit and Security Agreement (the “Breckenridge Revolving Credit Agreement”), dated December 21, 2018, by and among Breckenridge Funding, as borrower, the Company, as equityholder and as servicer, BNP Paribas, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, and each of the lenders from time to time party thereto. The Tenth Amendment provides for, among other things, (i) an increase in the maximum facility amount under the Breckenridge Revolving Credit Agreement to $1,175 million, (ii) a change in the margin applicable to all advances to 1.90% per annum until June 17, 2027, and 2.40% per annum thereafter, (iii) an extension of the period during which Breckenridge Funding may make borrowings under the Breckenridge Revolving Credit Agreement to June 18, 2027, (iv) an extension of the scheduled maturity date under the Breckenridge Revolving Credit Agreement to June 18, 2029, and (v) the payment of certain fees as agreed between Breckenridge Funding and the lenders.

Additionally, on December 19, 2024, the Company and BGSL Jackson Hole Funding LLC (“Jackson Hole Funding”), a wholly-owned subsidiary of the Company, entered into the Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Loan and Security Agreement, dated December 16, 2021, by and among Jackson Hole Funding, as borrower, the Company, as portfolio manager, JPMorgan Chase Bank, National Association, as administrative agent, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, and each of the lenders from time to time party thereto. The Fourth Amendment provides for, among other things, a reduction in the margin applicable to all advances to 1.95% per annum, and the payment of certain fees as agreed between Jackson Hole Funding and the lenders.

The foregoing descriptions are only summaries of the material provisions of the Tenth Amendment and the Fourth Amendment, and are qualified in their entirety by reference to the copies of the Tenth Amendment and the Fourth Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Tenth Amendment to the Revolving Credit and Security Agreement among Breckenridge Funding, the lenders party thereto, BNP Paribas, the Company and Wells Fargo Bank, National Association, dated December 18, 2024.

10.2	Fourth Amendment to the Amended and Restated Loan and Security Agreement among Jackson Hole Funding, the Company, the lenders party thereto, Citibank, N.A., Virtus Group, LP and JPMorgan Chase Bank, National Association, dated December 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE SECURED LENDING FUND

Date: December 23, 2024	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary